Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333- 231751
The information in this pricing supplement is not complete and may be changed. This pricing supplement is not an offer to sell nor does it seek an offer to buy these Securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated July 28, 2021.

Pricing Supplement dated , 2021 to the Product Prospectus Supplement MLN-EI-1 dated November 6, 2020 and Prospectus Dated June 18, 2019

The Toronto-Dominion Bank $● Market Linked Securities - Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the Russell 2000® Index due September 3, 2025
The Toronto-Dominion Bank (“TD” or “we”) is offering the Market Linked Securities - Auto-Callable with Fixed Percentage Buffered Downside (the “Securities”) linked to the Russell 2000® Index (the “Reference Asset”) described below.
If the Closing Level of the Reference Asset on any Call Date (including the Final Valuation Date) is greater than or equal to the Initial Level (the Closing Level of the Reference Asset on the Pricing Date), we will automatically call the Securities for the Principal Amount plus the Call Premium applicable to that Call Date. If the Securities are not automatically called on any Call Date, the amount that you will be paid on your Securities at maturity will be based on the performance of the Reference Asset as measured from the Pricing Date to and including the Final Valuation Date. If the Securities are not automatically called on any Call Date and the Percentage Change (as defined below) of the Reference Asset is below -10.00% (the Final Level is less than the Initial Level by more than 10.00%), you will lose a portion of your investment in the Securities and may lose up to 90.00% of your investment depending on the performance of the Reference Asset. Additionally, any positive return on the Securities will be limited to the applicable Call Premium, even if the Closing Level of the Reference Asset on the applicable Call Date significantly exceeds the Initial Level. You will not participate in any appreciation of level of the Reference Asset beyond the applicable fixed Call Premium. Any payments on the Securities are subject to our credit risk. The Securities will not bear interest.
The Call Dates and the Call Premium applicable to each Call Date are set forth in the table below:
Call Date	Call Premium*
September 6, 2022	[6.20 – 7.20]% of the Principal Amount
September 5, 2023	[12.40 – 14.40]% of the Principal Amount
September 3, 2024	[18.60 – 21.60]% of the Principal Amount
August 26, 2025 (which is also the Final Valuation Date)	[24.80 – 28.80]% of the Principal Amount
*The actual Call Premium applicable to each Call Date will be determined on the Pricing Date.
If the Securities are not automatically called on any Call Date (including the Final Valuation Date), the amount that you will be paid on your Securities at maturity will be based on the percentage decrease in the Final Level (the Closing Level of the Reference Asset on the Final Valuation Date) from the Initial Level, which we refer to as the Percentage Change. If the Securities are not automatically called, the percentage change will reflect a negative return based on the decrease in the level of the Reference Asset over the term of the Securities and you will receive at maturity, for each $1,000 Principal Amount of your Securities:
●	if the Final Level is less than the Initial Level but not by more than 10.00% (the Percentage Change is negative but not below -10.00%), you will receive an amount in cash equal to $1,000; or
●
if the Final Level is less than the Initial Level by more than 10.00% (the Percentage Change is negative and below -10.00%), you will receive less than $1,000 and have 1-to-1 downside exposure to the portion of such decrease in the level of the Reference Asset that exceeds 10.00%. In this case, you will receive an amount in cash equal to the sum of: (1) $1,000 plus (2) the product of (i) $1,000 times (ii) the sum of the Percentage Change plus 10.00%.

You could lose up to 90.00% of your investment in the Securities. A percentage decrease of more than 10.00% between the Initial Level and the Final Level will reduce the payment you will receive at maturity below the Principal Amount of your Securities.
The Securities are unsecured and are not savings accounts or insured deposits of a bank. The Securities are not insured or guaranteed by the Canada Deposit Insurance Corporation (the “CDIC”), the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States.
The Securities will not be listed or displayed on any securities exchange or any electronic communications network.
The Securities do not guarantee the payment of any Call Premium or the return of the Principal Amount and, if the Securities are not automatically called on any Call Date and the Final Level is less than the Buffer Level, investors may lose up to 90.00% of their investment in the Securities. Any payments on the Securities are subject to our credit risk.

The Securities have complex features and investing in the Securities involves a number of risks. See “Additional Risk Factors” beginning on page P-8 of this pricing supplement, “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the product prospectus supplement MLN-EI-1 dated November 6, 2020 (the “product prospectus supplement”) and “Risk Factors” on page 1 of the prospectus dated June 18, 2019 (the “prospectus”).
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement, the product prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We will deliver the Securities in book-entry only form through the facilities of The Depository Trust Company on the Issue Date against payment in immediately available funds.
The estimated value of the Securities at the time the terms of your Securities are set on the Pricing Date is expected to be between $917.50 and $947.50 per Security, as discussed further under “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page P-9 and “Additional Information Regarding the Estimated Value of the Securities” herein. The estimated value is expected to be less than the public offering price of the Securities.
	Public Offering Price[1]	Underwriting Discount[2]	Proceeds to TD
Per Security	$1,000.00	$28.25	$971.75
Total	$	$	$

1 Certain dealers who purchase the Securities for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The price for investors purchasing the Securities in these accounts may be as low as $971.75 (97.175%) per $1,000 Principal Amount per Security.
2 The Agents may receive a commission of up to $28.25 (2.825%) per Security and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the Securities, or will offer the Securities directly to investors. The Agents may resell the Securities to other securities dealers at the Principal Amount less a concession not in excess of $17.50 (1.75%) per Security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per Security of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. TD will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the Securities, and TD will pay TDS a fee in connection with its role in the offer and sale of the Securities. In respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers. See “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” herein.

Summary
The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the product prospectus supplement and the prospectus.
Issuer:	The Toronto-Dominion Bank
Issue:	Senior Debt Securities, Series E
Type of Security:	Market Linked Securities - Auto-Callable with Fixed Percentage Buffered Downside
Reference Asset:	Russell 2000® Index (Bloomberg Ticker: RTY)
CUSIP / ISIN:	89114TNW8 / US89114TNW89
Agents:
TDS and Wells Fargo Securities. The Agents may receive a commission of up to $28.25 and may resell the Securities to other securities dealers, including securities dealers acting as custodians, at the Principal Amount less a concession of not in excess of $17.50 per Security. Such securities dealers may include WFA, an affiliate of Wells Fargo Securities. In addition to the concession allowed to WFA, Wells Fargo Securities will pay $0.75 per Security of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. In addition, in respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.

Currency:	U.S. Dollars
Minimum Investment:	$1,000 and minimum denominations of $1,000 in excess thereof.
Principal Amount:	$1,000 per Security
Pricing Date:	August 31, 2021
Issue Date:
September 3, 2021, which is three Business Days following the Pricing Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two Business Days (“T+2”), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities in the secondary market on any date prior to two Business Days before delivery of the Securities will be required, by virtue of the fact that each Security initially will settle in three Business Days (“T+3”), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Final Valuation Date:
The final Call Date, as specified below under “Call Dates and Call Premiums” and subject to postponement for market disruption events and non-trading days, as described under “Additional Terms of Your Securities – Market Disruption Events” herein.

Maturity Date:
September 3, 2025 (scheduled to be 5 Business Days following the Final Valuation Date), or if such day is not a Business Day, the next succeeding Business Day, subject to postponement as described under “Additional Terms of Your Securities – Market Disruption Events” herein.

Automatic Call Feature:
If the Closing Level of the Reference Asset on any Call Date (including the Final Valuation Date) is greater than or equal to the Initial Level, the Securities will be automatically called, and on the related Call Payment Date you will be entitled to receive a cash payment per Security equal to the Principal Amount per Security plus a return equal to the Call Premium applicable to the relevant Call Date. The last Call Date is the Final Valuation Date, and payment upon an automatic call on the Final Valuation Date, if applicable, will be made on the Maturity Date.
Any positive return on the Securities will be limited to the applicable Call Premium, even if the Closing Level of the Reference Asset on the applicable Call Date significantly exceeds the Initial Level. You will not participate in any appreciation of the level of the Reference Asset beyond the applicable fixed Call Premium.
If the Securities are automatically called, they will cease to be outstanding on the related Call Payment Date and you will have no further rights under the Securities after such Call Payment Date. You will not receive any notice from us if the Securities are automatically called.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-2

Call Dates and Call Premiums:	Call Date	Call Premium	Payment per Security upon an Automatic Call
	September 6, 2022	[6.20 – 7.20]% of the Principal Amount	[$1,062.00 - $1,072.00]
	September 5, 2023	[12.40 – 14.40]% of the Principal Amount	[$1,124.00 - $1,144.00]
	September 3, 2024	[18.60 – 21.60]% of the Principal Amount	[$1,186.00 - $1,216.00]
	August 26, 2025*	[24.80 – 28.80]% of the Principal Amount	[$1,248.00 - $1,288.00]
* This also the Final Valuation Date.

The actual Call Premium and payment per Security upon an automatic call that is applicable to each Call Date will be determined on the Pricing Date and will be within the ranges specified in the foregoing table.
All amounts used in or resulting from any calculation relating to a Call Premium, will be rounded upward or downward as appropriate, to the nearest cent.
Each Call Date (including the Final Valuation Date) is subject to postponement for market disruption events and non-trading days, as described under “Additional Terms of Your Securities – Market Disruption Events” herein.

Call Payment Date:
Five business days following the applicable Call Date (as each such Call Date may be postponed pursuant to “Additional Terms of Your Securities – Market Disruption Events” herein, if applicable); provided that the Call Payment Date for the last Call Date is the Maturity Date.

Payment at Maturity:
If the Securities are not automatically called on any Call Date (including the Final Valuation Date), on the Maturity Date, we will pay a cash payment per Security equal to:
•          If the Final Level is less than the Initial Level but greater than or equal to the Buffer Level:
Principal Amount of $1,000.
•          If the Final Level is less than the Buffer Level:
Principal Amount + [Principal Amount × (Percentage Change + Buffer Percentage)]
If the Securities are not automatically called and the Final Level is less than the Buffer Level, investors will lose 1% of the Principal Amount of the Securities for each 1% that the Final Level is less than the Initial Level by more than 10.00%, and may lose up to 90.00% of the Principal Amount. Any payments on the Securities are subject to our credit risk.
All amounts used in or resulting from any calculation relating to the Payment at Maturity, will be rounded upward or downward as appropriate, to the nearest cent.

Percentage Change:	(Final Level – Initial Level) / Initial Level, expressed as a percentage
Initial Level:	The Closing Level of the Reference Asset on the Pricing Date
Final Level:	The Closing Level of the Reference Asset on the Final Valuation Date
Buffer Level:	90.00% of the Initial Level (equal to the Initial Level multiplied by the difference of 100.00% minus the Buffer Percentage, to be determined on the Pricing Date).
Buffer Percentage:	10.00%
Closing Level:
The Closing Level of the Reference Asset will be the official closing level of the Reference Asset or any successor index (as defined in the accompanying product prospectus supplement) published by the Index Sponsor (as defined in the accompanying product prospectus supplement) on any trading day for the Reference Asset.

Business Day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-3

Trading Day:
For purposes of the Securities, the definition of “trading day” set forth in the product prospectus supplement is superseded. For purposes of the Securities, a “trading day” means a day, as determined by the Calculation Agent, on which (i) the relevant stock exchanges with respect to each security underlying the Reference Asset are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.
The “relevant stock exchange” for any security underlying the Reference Asset means the primary exchange or quotation system on which such security is traded, as determined by the Calculation Agent. The “related futures or options exchange” for the Reference Asset means an exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) on the overall market for futures or options contracts relating to the Reference Asset.

U.S. Tax Treatment:
By purchasing the Securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the Securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes, with respect to the Reference Asset. Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat the Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product prospectus supplement.

Canadian Tax Treatment:	Please see the discussion in the product prospectus supplement under “Supplemental Discussion of Canadian Tax Consequences,” which applies to the Securities.
Calculation Agent:	TD
Listing:	The Securities will not be listed or displayed on any securities exchange or electronic communications network.
Canadian Bail-in:	The Securities are not bail-inable debt securities (as defined in the prospectus) under the Canada Deposit Insurance Corporation Act.
The Pricing Date, the Issue Date, the Call Dates (including the Final Valuation Date) and all other dates listed above are subject to change. These dates will be set forth in the final pricing supplement that will be made available in connection with sales of the Securities.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-4

Investor Considerations
We have designed the Securities for investors who:
◾	can tolerate a loss of up to 90.00% of their initial investment;
◾	believe that the Closing Level of the Reference Asset will be greater than or equal to the Initial Level on one of the Call Dates;
◾
seek the potential for a fixed return if the level of the Reference Asset has appreciated from its Initial Level as of any of the Call Dates in lieu of full participation in any potential appreciation of the level of the Reference Asset;

◾
understand that if the Closing Level of the Reference Asset is less than the Initial Level on each Call Date, they will not receive any positive return on their investment in the Securities, and that if the Final Level is less than the Initial Level by more than 10.00%, they will lose some, and possibly up to 90.00%, of the Principal Amount;

◾
understand that the term of the Securities may be as short as approximately one year and that they will not receive a higher Call Premium payable with respect to a later Call Date if the Securities are called on an earlier Call Date;

◾	do not seek current income from the Securities and are willing to forgo dividends paid on securities comprising the Reference Asset (the “Reference Asset Constituents”);
◾	are willing to accept the credit risk of TD;
◾	seek exposure to the Reference Asset generally and the Reference Asset Constituents specifically; and
◾	are willing to hold the Securities until maturity.
The Securities are not designed for, and may not be a suitable investment for, investors who:
◾	seek a liquid investment or are unable or unwilling to hold the Securities to an automatic call or maturity;
◾	cannot tolerate a loss of up to 90.00% of their initial investment;
◾
seek full return of the Principal Amount at maturity and are unwilling to accept the risk of 1-to-1 downside exposure to the portion of any decrease in the Reference Asset from the Initial Level to the Final Level that exceeds 10.00%;

◾	believe that the Closing Level of the Reference Asset will be less than the Initial Level on each Call Date;
◾	seek a security with a fixed term;
◾
are unwilling to accept the risk that, if the Closing Level of the Reference Asset is less than the Initial Level on each Call Date, they will not receive any positive return on their investment in the Securities;

◾	are unwilling to accept the risk that the Closing Level of the Reference Asset may decrease by more than 10.00% from the Initial Level to the Final Level;
◾
are unwilling to purchase securities with an estimated value that, as of the Pricing Date, is lower than the public offering price and that may be as low as the lower estimated value set forth on the cover hereof;

◾	seek current income from their investment or prefer to receive dividends paid on the Reference Asset Constituents;
◾	seek exposure to the Reference Asset but are unwilling to accept the risk/return trade-offs inherent in the Payment at Maturity for the Securities;
◾	are unwilling to accept the credit risk of TD;
◾	do not seek exposure to the Reference Asset generally or the Reference Asset Constituents specifically; or
◾	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-5

Additional Terms of Your Securities
You should read this pricing supplement together with the prospectus, as supplemented by the product prospectus supplement MLN-EI-1 (the “product prospectus supplement”), relating to our Senior Debt Securities, Series E, of which these Securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product prospectus supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product prospectus supplement; and last, the prospectus. The Securities vary from the terms described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product prospectus supplement and “Risk Factors” in the prospectus, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
◾	Prospectus dated June 18, 2019:
http://www.sec.gov/Archives/edgar/data/947263/000119312519175701/d741334d424b3.htm

◾	Product Prospectus Supplement MLN-EI-1 dated November 6, 2020:
http://www.sec.gov/Archives/edgar/data/947263/000114036120024820/brhc10016594_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.
Market Disruption Events. For purposes of the Securities, the definition of “market disruption event” and the postponement provisions set forth in the product prospectus supplement are superseded. For purposes of the Securities, a “market disruption event” with respect to the Reference Asset means, any of the following events as determined by the Calculation Agent in its sole discretion:
(A)
The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of the Reference Asset or any successor index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)
The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the Reference Asset or any successor index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of the Reference Asset or any successor index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Reference Asset or any successor index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)
The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of the Reference Asset or any successor index are traded or any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying the Reference Asset or successor index or any related futures or options exchange fails to open for trading during its regular trading session.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-6

For purposes of determining whether a market disruption event has occurred:
(1)
the relevant percentage contribution of a security to the level of the Reference Asset or any successor index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of the Reference Asset or successor index, in each case immediately before the occurrence of the market disruption event;

(2)
the “close of trading” on any trading day for the Reference Asset or any successor index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying the Reference Asset or successor index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying the Reference Asset or successor index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to the Reference Asset or successor index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)
the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for the Reference Asset or any successor index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)
an “exchange business day” means any trading day for the Reference Asset or any successor index on which each relevant stock exchange for the securities underlying the Reference Asset or any successor index and each related futures or options exchange are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

For purposes of the Securities, the provisions set forth under “Valuation Date(s)” on page PS-19 of the accompanying product prospectus supplement are superseded. Notwithstanding anything to the contrary in the accompanying product prospectus supplement, the Call Dates (including the Final Valuation Date) are subject to postponement as set forth herein.
If any originally scheduled Call Date is not a trading day, such Call Date will be postponed to the next succeeding trading day.
If a market disruption event occurs or is continuing with respect to the Reference Asset on any Call Date, then such Call Date will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled Call Date, that eighth trading day shall be deemed to be the Call Date. If a Call Date has been postponed eight trading days after the originally scheduled Call Date and a market disruption event occurs or is continuing on such eighth trading day, the Calculation Agent will determine the closing level of the Reference Asset on such eighth trading day in accordance with the formula for and method of calculating the closing level of the Reference Asset last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange) on such date of each security included in the Reference Asset. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange.
If a Call Date is postponed, the corresponding Call Payment Date will be postponed to maintain the same number of Business Days between such dates as existed prior to the postponement(s); provided that if the Final Valuation Date is postponed, the Maturity Date will be the later of (i) the originally scheduled Maturity Date and (ii) three business days after the Final Valuation Date as postponed.
Unavailability of the Level of the Reference Asset. In addition to the provisions set forth under “Unavailability of the Level of the Reference Asset; Modification to Method of Calculation” beginning on page PS-20 of the accompanying product prospectus supplement, the following provision will also apply for purposes of the Securities:
If on any Call Date the Index Sponsor fails to calculate and announce the level of the Reference Asset, the Calculation Agent will calculate a substitute closing level of the Reference Asset in accordance with the formula for and method of calculating the Reference Asset last in effect prior to the failure, but using only those securities that comprised the Reference Asset immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “— Market Disruption Events” above shall apply in lieu of the foregoing.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
P-7

Additional Risk Factors
The Securities involve risks not associated with an investment in conventional debt securities. This section describes the most significant risks relating to the terms of the Securities. For additional information as to these risks, please see “Additional Risk Factors Specific to the Notes” in the product prospectus supplement and “Risk Factors” in the prospectus.
You should carefully consider whether the Securities are suited to your particular circumstances. Accordingly, investors should consult their investment, legal, tax, accounting and other advisors as to the risks concerning an investment in the Securities and the suitability of the Securities in light of their particular circumstances.
Risks Relating to Return Characteristics
Principal at Risk.
The Securities do not guarantee the return of the Principal Amount and investors may lose up to 90.00% of their entire investment in the Securities if the Securities are not automatically called and there is a decline in the level of the Reference Asset by more than 10.00% from the Pricing Date to the Final Valuation Date. Specifically, if the Securities are not automatically called and the Final Level is less than the Buffer Level, investors will lose 1% of the Principal Amount of the Securities for each 1% that the Final Level is less than the Initial Level by more than 10.00%, and may lose up to 90.00% of the Principal Amount.
The Downside Market Exposure to the Reference Asset is Buffered Only at Maturity.
You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the Reference Asset at such time is greater than or equal to the Buffer Level.
You Will Receive No Positive Return on the Securities If the Securities Are Not Automatically Called.
You will receive a positive return on the Securities only if they are automatically called, meaning that the Closing Level of the Reference Asset must be greater than or equal to the Initial Level on a Call Date. If the Securities are not automatically called, meaning that the Closing Level of the Reference Asset is less than the Initial Level on each Call Date, you will not receive a positive return on your investment. Generally, this non-call of the Securities coincides with a period of greater risk of principal loss on the Securities. You will receive no positive return on the Securities if the Securities are not automatically called.
Your Potential Positive Return on the Securities Will Be Limited to the Applicable Call Premium Paid on the Securities, If Any, Regardless of Any Increase in the Level of the Reference Asset And May Be Less Than the Return on a Hypothetical Direct Investment in the Reference Asset.
The opportunity to participate in the possible increases in the level of the Reference Asset through an investment in the Securities will be limited because any positive return on the Securities is limited to the applicable Call Premium to be paid only if the Securities are automatically called, regardless of any increase in the level of the Reference Asset. Even if the Securities are automatically called, if the percentage increase in the level of the Reference Asset exceeds the percentage return represented by the applicable Call Premium, the return on the Securities will be less than that of a hypothetical direct investment in a security directly linked to the positive performance of the Reference Asset or made a hypothetical investment in the Reference Asset or the Reference Asset Constituents.
The Securities Do Not Pay Interest and Your Return on the Securities May Be Less Than the Return on a Conventional Debt Security of Comparable Maturity.
There will be no periodic interest payments on the Securities as there would be on a conventional fixed-rate or floating-rate debt security having a comparable maturity. The return that you will receive on the Securities, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional, interest -bearing senior debt security of TD.
The Securities May Be Automatically Called Prior to the Maturity Date And Are Subject to Reinvestment Risk.
If your Securities are automatically called, no further payments will be owed to you under the Securities after the Call Payment Date. Therefore, because the Securities could be called as early as the first potential Call Payment Date, the holding period could be limited. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are automatically called prior to the Maturity Date. Furthermore, to the extent you are able to reinvest such proceeds in an investment with a comparable return for a similar level of risk, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities.
The Amount Payable on the Securities is Not Linked to the Level of the Reference Asset at Any Time Other Than on the Call Dates (Including the Final Valuation Date).
Any payment on the Securities will be based only on the Closing Level of the Reference Asset on the Call Dates (including the Final Valuation Date), subject to adjustment as described elsewhere in this pricing supplement. Even if the level of the Reference Asset appreciates prior to the applicable Call Date but then declines on such Call Date to a Closing Level that is less than the Initial Level, you will not receive the applicable Call Premium on the Call Payment Date. Similarly, the Payment at Maturity may be significantly less than it would have been had the Payment at Maturity been linked to the level of the Reference Asset on one or more dates prior to such decline. Although the Closing Level of the Reference Asset at other times during the term of the Securities may be higher than the Closing Level on one or more Call Dates (including the Final Valuation Date), any payment of the applicable Call Premium or the Payment at

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Maturity will be based solely on the Closing Level of the Reference Asset on the applicable Call Date (including the Final Valuation Date) as compared to the Initial Level.
The Call Premiums Will Reflect, In Part, the Volatility of the Reference Asset and May Not Be Sufficient to Compensate You for the Risk of Loss at Maturity.
Generally, a higher volatility of the Reference Asset results in a greater likelihood that the Closing Level of the Reference Asset could be less than the Initial Level on a Call Date or the Buffer Level on the Final Valuation Date. Volatility means the magnitude and frequency of changes in the level of the Reference Asset. This greater risk will generally be reflected in a higher Call Premiums for the Securities as compared to the interest rate payable on our conventional debt securities with a comparable term. However, while the Call Premiums are set on the Pricing Date, the Reference Asset’s volatility can change significantly over the term of the Securities, and may increase. The level of the Reference Asset could fall sharply on the Call Dates, which may result in the Securities not being automatically called and in a loss of a significant portion or almost all of your initial investment.
Risks Relating to Characteristics of the Reference Asset
There Are Market Risks Associated with the Reference Asset.
The level of the Reference Asset can rise or fall sharply due to factors specific to the Reference Asset, the Reference Asset Constituents and their issuers (the “Reference Asset Constituent Issuers”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock and commodity market volatility and levels, interest rates and economic and political conditions. In addition, recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the Reference Asset Constituent Issuers and, therefore, the Reference Asset. You, as an investor in the Securities, should make your own investigation into the Reference Asset. For additional information, see “Information Regarding the Reference Asset” herein.
The Securities are Subject to Risks Associated with Small-Capitalization Stocks.
The Securities are subject to risks associated with small-capitalization companies because the Reference Asset Constituents of RTY are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore RTY may be more volatile than an index in which a greater percentage of the Reference Asset Constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
We Have No Affiliation with the Index Sponsor and Will Not Be Responsible for Any Actions Taken by the Index Sponsor.
FTSE Russell, the sponsor of the Russell 2000® Index, (the “Index Sponsor”) is not an affiliate of ours or will be involved in any offerings of the Securities in any way. Consequently, we have no control of any actions of the Index Sponsor, including any actions of the type that would require the Calculation Agent to adjust any payment to you on the Securities. The Index Sponsor does not have any obligation of any sort with respect to the Securities. Thus, the Index Sponsor has no obligation to take your interests into consideration for any reason, including in taking any actions that might affect the value of the Securities. None of our proceeds from any issuance of the Securities will be delivered to the Index Sponsor, except to the extent that we are required to pay the Index Sponsor licensing fees with respect to the Reference Asset.
The Reference Asset is Price Return Only and You Will Not Have Any Rights to the Reference Asset Constituents.
As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Reference Asset Constituents would have. The Reference Asset measures price return only and is not a total return index or strategy, meaning the Closing Level on any day will not reflect any dividends paid on the Reference Asset Constituents.

Past Reference Asset Performance is No Guide to Future Performance.
The actual performance of the Reference Asset over the term of the Securities, as well as the amount payable on the Securities, may bear little relation to the historical closing levels of the Reference Asset or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Asset.
Risks Relating to Estimated Value and Liquidity
The Estimated Value of Your Securities Is Expected to Be Less Than the Public Offering Price of Your Securities.
The estimated value of your Securities on the Pricing Date is expected to be less than the public offering price of your Securities. The difference between the public offering price of your Securities and the estimated value of the Securities reflects costs and expected profits associated with selling and structuring the Securities, as well as hedging our obligations under the Securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.

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The Estimated Value of Your Securities Is Based on Our Internal Funding Rate.
The estimated value of your Securities on the Pricing Date is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the Securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the Securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the Securities is expected to increase the estimated value of the Securities at any time.
The Estimated Value of the Securities Is Based on Our Internal Pricing Models; Which May Prove to Be Inaccurate and May Be Different from the Pricing Models of Other Financial Institutions.
The estimated value of your Securities on the Pricing Date is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the Pricing Date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the Securities in the secondary market. As a result, the secondary market price of your Securities may be materially less than the estimated value of the Securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value of Your Securities Is Not a Prediction of the Prices at Which You May Sell Your Securities in the Secondary Market, if Any, and Such Secondary Market Prices, if Any, Will Likely Be Less Than the Public Offering Price of Your Securities and May Be Less Than the Estimated Value of Your Securities.
The estimated value of the Securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the Securities, as well as hedging our obligations under the Securities, secondary market prices of your Securities will likely be less than the public offering price of your Securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be less than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.
The Temporary Price at Which We May Initially Buy the Securities in the Secondary Market May Not Be Indicative of Future Prices of Your Securities.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which the Agents may initially buy or sell the Securities in the secondary market (if the Agents make a market in the Securities, which they are not obligated to do) may exceed the estimated value of the Securities on the Pricing Date, as well as the secondary market value of the Securities, for a temporary period after the Pricing Date of the Securities, as discussed further under “Additional Information Regarding the Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the Securities in the secondary market may not be indicative of future prices of your Securities.
The Agent Discount, Offering Expenses and Certain Hedging Costs Are Likely to Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the Securities will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the Securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the Securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the Securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the Securities to you in addition to the compensation they would receive for the sale of the Securities.

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There May Not Be an Active Trading Market for the Securities — Sales in the Secondary Market May Result in Significant Losses.
There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. The Agents and their respective affiliates may make a market for the Securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your Securities in any secondary market could be substantial.
If you sell your Securities before the Maturity Date, you may have to do so at a substantial discount from the Principal Amount irrespective of the level of the Reference Asset, and as a result, you may suffer substantial losses.
If the Level of the Reference Asset Changes, the Market Value of Your Securities May Not Change in the Same Manner.
Your Securities may trade quite differently from the performance of the Reference Asset. Changes in the level of the Reference Asset may not result in a comparable change in the market value of your Securities. Even if the level of the Reference Asset increases above the Initial Level during the term of the Securities, the market value of your Securities may not increase by the same amount and could decline.
Risks Relating to Hedging Activities and Conflicts of Interest
There Are Potential Conflicts of Interest Between You and the Calculation Agent.
The Calculation Agent will, among other things, determine the amount payable on the Securities. We will serve as the Calculation Agent and may appoint a different Calculation Agent after the Issue Date without notice to you. The Calculation Agent will exercise its judgment when performing its functions. For Example, the Calculation Agent may have to determine whether a market disruption event affecting the Reference Asset has occurred, which may, in turn, depend on the Calculation Agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the Calculation Agent may affect the amount payable on the Securities, the Calculation Agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the Calculation Agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product prospectus supplement.
Each Call Date (including the Final Valuation Date) and the Potential Call Payment Date (including the Maturity Date) is Subject to Market Disruption Events and Postponements.
Each Call Date (including the Final Valuation Date), and therefore the potential Call Payment Date (including the Maturity Date), is subject to postponement in the case of a market disruption event or a non-trading day as described herein. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Additional Terms of Your Securities – Market Disruption Events” in this pricing supplement.
Trading and Business Activities by TD or its Affiliates May Adversely Affect the Market Value of, and Any Amount Payable on, the Securities.
We, the Agents and our respective affiliates may hedge our obligations under the Securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the level of the Reference Asset or the Reference Asset Constituents, and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing assets at any time. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Reference Asset or one or more Reference Asset Constituents.
These trading activities may present a conflict between the holders’ interest in the Securities and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the Securities.
We, the Agents and our respective affiliates may, at present or in the future, engage in business with one or more Reference Asset Constituent Issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the Agents’ and our affiliates’ obligations, and your interests as a holder of the Securities. Moreover, we, the Agents or our affiliates may have published, and in the future expect to publish, research reports with respect to the Reference Asset or one or more Reference Asset Constituents. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any of these activities by us or one or more of our affiliates or the Agents or their affiliates may affect the price of the Reference Asset or one or more Reference Asset Constituents and, therefore, the market value of, and any amount payable on, the Securities.

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Risks Relating to General Credit Characteristics
Investors Are Subject to TD’s Credit Risk, and TD’s Credit Ratings and Credit Spreads May Adversely Affect the Market Value of the Securities.
Although the return on the Securities will be based on the performance of the Reference Asset, the payment of any amount due on the Securities is subject to TD’s credit risk. The Securities are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the Securities on a Call Payment Date or the Maturity Date and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the Securities. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the Securities.
Risks Relating to Canadian and U.S. Federal Income Taxation
Significant Aspects of the Tax Treatment of the Securities Are Uncertain.
Significant aspects of the U.S. federal income tax treatment of the Securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product prospectus supplement. You should consult your tax advisors as to the tax consequences of your investment in the Securities.
For a discussion of the Canadian federal income tax consequences of investing in the Securities, please see the discussion in the product prospectus supplement under “Supplemental Discussion of Canadian Tax Consequences”, If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the Securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the Securities and receiving the payments that might be due under the Securities.

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Hypothetical Payout Profile
The following graph illustrates the potential payment on the Securities for a range of hypothetical Percentage Changes in the Closing Level of the Reference Asset from the Pricing Date to the applicable Call Date (including the Final Valuation Date). The profile is based on a hypothetical Call Premium of 6.70% for the first Call Date, 13.40% for the second Call Date, 20.10% for the third Call Date and 26.80% for the final Call Date (based on the midpoint of the ranges specified for the Call Premiums) and a Buffer Level equal to 90.00% of the Initial Level. This profile has been prepared for purposes of illustration only. Your actual return will depend on (i) whether the Securities are automatically called; (ii) if the Securities are automatically called, the actual Call Premium and the actual Call Date on which the Securities are called; (iii) if the Securities are not automatically called, the actual Final Level of the Reference Asset; and (iv) whether you hold your Securities to maturity or earlier automatic call.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Hypothetical Returns
If the Securities are automatically called:
Assuming that the Securities are automatically called, the following table illustrates, for each hypothetical Call Date on which the Securities are automatically called:
•	the hypothetical payment per Security on the related Call Payment Date, assuming that the Call Premiums are equal to the midpoints of their specified ranges; and
•	the hypothetical pre-tax total rate of return.
Hypothetical Call Date on which Securities are automatically called	Hypothetical payment per Security on related Call Payment Date	Hypothetical pre-tax total rate of return
1st Call Date	$1,067.00	6.70%
2nd Call Date	$1,134.00	13.40%
3rd Call Date	$1,201.00	20.10%
4th Call Date	$1,268.00	26.80%
If the Securities are not automatically called:
Assuming that the Securities are not automatically called, the following table illustrates, for a range of hypothetical Final Levels of the Reference Asset:
•	the hypothetical percentage change from the hypothetical Initial Level to the hypothetical Final Level, assuming a hypothetical Initial Level of 100.00;
•	the hypothetical Payment at Maturity per Security; and
•	the hypothetical pre-tax total rate of return.
Hypothetical Final Level	Hypothetical Percentage Change from the hypothetical Initial Level to the hypothetical Final Level	Hypothetical Payment at Maturity per Security	Hypothetical pre-tax total rate of return
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
85.00	-15.00%	$950.00	-5.00%
75.00	-25.00%	$850.00	-15.00%
50.00	-50.00%	$600.00	-40.00%
25.00	-75.00%	$350.00	-65.00%
0.00	-100.00%	$100.00	-90.00%
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you will receive upon an automatic call or at maturity and the resulting pre-tax rate of return will depend on (i) whether the Securities are automatically called; (ii) if the Securities are automatically called, the actual Call Premium and the actual Call Date on which the Securities are called; (iii) if the Securities are not automatically called, the actual Final Level of the Reference Asset; and (iv) whether you hold your Securities to maturity or earlier automatic call.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Hypothetical Payments at Maturity on the Securities
If the Closing Level of the Reference Asset is less than the Initial Level on each of the first three Call Dates, the Securities will not be automatically called prior to the Final Valuation Date, and you will receive a Payment at Maturity that will be greater than, equal to or less than the Principal Amount per Security, depending on the Final Level (i.e., the Closing Level of the Reference Asset on the Final Valuation Date). The examples set out below are included for illustration purposes only and are used to illustrate the calculation of the Payment at Maturity (rounded to two decimal places). These examples are not estimates or forecasts of the Initial Level, the Final Level or the Closing Level of the Reference Asset on any Call Date, on the Final Valuation Date or on any trading day prior to the Maturity Date. All examples assume that a holder purchased Securities with a Principal Amount of $1,000.00, a Buffer Percentage of 10.00% (the Buffer Level is 90.00% of the Initial Level), a hypothetical Call Premium applicable to the Final Valuation Date of 26.80% (the midpoint of the specified range for the Call Premium applicable to the Final Valuation Date), the Securities have not been automatically called on any of the first three Call Dates and that no market disruption event occurs on the Final Valuation Date. Amounts below may have been rounded for ease of analysis.
Example 1. Final Level is greater than the Initial Level, the Securities are automatically called on the Final Valuation Date and the Payment at Maturity is equal to the Principal Amount plus the applicable Call Premium:
Hypothetical Initial Level: 100.00
Hypothetical Final Level: 150.00
Because the hypothetical Final Level is greater than the hypothetical Initial Level, the Securities are automatically called on the Final Valuation Date and you will receive the Principal Amount of your Securities plus a Call Premium of 26.80% of the Principal Amount per Security. Even though the level of the Reference Asset appreciated by 50.00% from its Initial Level to its Final Level in this example, your return is limited to the Call Premium of 26.80% that is applicable to the Final Valuation Date.
On the Maturity Date, you would receive $1,268.00 per Security.
Example 2. Final Level is less than the Initial Level but equal to or greater than the Buffer Level and the Payment at Maturity is equal to the Principal Amount:
Hypothetical Initial Level: 100.00
Hypothetical Final Level: 90.00
Hypothetical Buffer Level: 90.00, which is 90.00% of the hypothetical Initial Level
Because the hypothetical Final Level is less than the hypothetical Initial Level, but not by more than 10.00%, you would not lose any of the Principal Amount of your Securities.
On the Maturity Date, you would receive $1,000.00 per Security.
Example 3. Final Level is less than the Buffer Level and the Payment at Maturity is less than the Principal Amount:
Hypothetical Initial Level: 100.00
Hypothetical Final Level: 50.00
Hypothetical Buffer Level: 90.00, which is 90.00% of the hypothetical Initial Level
Because the hypothetical Final Level is less than the hypothetical Initial Level by more than 10.00%, you would lose a portion of the Principal Amount of your Securities and receive a Payment at Maturity equal to:
$1,000 + [$1,000 × (-50.00% + 10.00%)] = $600.00
On the Maturity Date, you would receive $600.00 per Security, resulting in a loss of 40.00%.
To the extent that the actual Initial Level, Buffer Level and Final Level differ from the values assumed above, the results indicated above would be different.
Accordingly, if the Securities are not automatically called on any Call Date and the Percentage Change is negative by more than -10.00%, meaning the percentage decline from the Initial Level to the Final Level is greater than 10.00%, we will pay you less than the full Principal Amount, resulting in a loss on your investment that is equal to the Percentage Change in excess of the Buffer Percentage. You may lose up to 90.00% of your initial investment.
Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

TD SECURITIES (USA) LLC	WELLS FARGO SECURITIES, LLC
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Information Regarding the Reference Asset
All disclosures contained in this document regarding the Reference Asset, including, without limitation, its make-up, method of calculation, and changes in any Reference Asset components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the Index Sponsor. The Index Sponsor, owns the copyright and all other rights to the Reference Asset, has no obligation to continue to publish, and may discontinue publication of, the Reference Asset. None of the websites referenced in the Reference Asset description below, or any materials included in those websites, are incorporated by reference into this document or any document incorporated herein by reference.
The graph below sets forth the information relating to the historical performance of the Reference Asset for the period specified. We obtained the information regarding the historical performance of the Reference Asset in the graph below from Bloomberg Professional® service (“Bloomberg”). We have not conducted any independent review or due diligence of any publicly available information or historical performance information from Bloomberg with respect to the Reference Asset. You are urged to make your own investigation into the Reference Asset.
Russell 2000® Index
All disclosures contained in this pricing supplement regarding the Russell 2000® Index (the “RTY”), including, without limitation, its makeup, method of calculation, and changes in its components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, the FTSE Russell (the “Index Sponsor”).
FTSE Russell, which owns the copyright and all other rights to the RTY, has no obligation to continue to publish, and may discontinue publication of, the RTY at any time. The RTY is determined, comprised, and calculated by FTSE Russell without regard to the Securities. The consequences of FTSE Russell discontinuing publication of the RTY are discussed in the section of the product prospectus supplement entitled “General Terms of the Notes—Unavailability of the Level of the Reference Asset.” We do not accept any responsibility for the calculation, maintenance or publication of the RTY or any successor index.
The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market. FTSE Russell began dissemination of the RTY on January 1, 1984 and calculates and publishes the RTY. The RTY was set to 135 as of the close of business on December 31, 1986. The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index, the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index.
Select information regarding top constituents and industry and/or sector weightings may be made available by FTSE Russell on its website.
Selection of Stocks Underlying the RTY
All companies eligible for inclusion in the RTY must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume). Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the primary country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner. FTSE Russell uses the average of two years of assets or revenues data to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation “BDI” country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including countries such as Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned.
All securities eligible for inclusion in the RTY must trade on a major U.S. exchange. Bulletin board, pink-sheets, and over-the-counter (“OTC”) traded securities are not eligible for inclusion. Stocks must trade at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Initial public offerings are added each quarter and must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If a stock, new or existing, does not have a closing price at or above $1.00 (on its primary exchange) on the last trading day in May, but does have a closing price at or above $1.00 on another major U.S. exchange, that stock will be eligible for inclusion.

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An important criteria used to determine the list of securities eligible for the RTY is total market capitalization, which is defined as the market price as of the last trading day in May for those securities being considered at annual reconstitution times the total number of shares outstanding. Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. If multiple share classes exist, FTSE Russell will determine a primary trading vehicle, and the price of that primary trading vehicle (usually the most liquid) is used to calculate market capitalization.
Companies with a total market capitalization of less than $30 million are not eligible for the RTY. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the RTY. Royalty trusts, limited liability companies, closed-end investment companies, blank check companies, special-purpose acquisition companies, and limited partnerships are also not eligible for inclusion in the Russell U.S. Indices. Business development companies, exchange traded funds and mutual funds are also excluded. Bulletin board, pink-sheets, and OTC traded securities are not eligible for inclusion.
Annual reconstitution is a process by which the RTY is completely rebuilt. Based on closing levels of the company’s common stock on its primary exchange on the last trading day of May of each year, FTSE Russell reconstitutes the composition of the RTY using the then existing market capitalizations of eligible companies. Reconstitution of the RTY occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday. In addition, FTSE Russell adds initial public offerings to the RTY on a quarterly basis based on market capitalization guidelines established during the most recent reconstitution.
After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.
License Agreement
The RTY is a trademark of FTSE Russell and has been licensed for use by TD. The Securities are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the Securities.
FTSE Russell does not guarantee the accuracy and/or the completeness of the RTY or any data included in the RTY and has no liability for any errors, omissions, or interruptions in the RTY. FTSE Russell makes no warranty, express or implied, as to results to be obtained by the calculation agent, holders of the Securities, or any other person or entity from the use of the RTY or any data included in the RTY in connection with the rights licensed under the license agreement described in this document or for any other use. FTSE Russell makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the RTY or any data included in the RTY. Without limiting any of the above information, in no event will FTSE Russell have any liability for any special, punitive, indirect or consequential damages, including lost profits, even if notified of the possibility of these damages.
The Securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the RTY to track general stock market performance or a segment of the same. FTSE Russell’s publication of the RTY in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the stocks upon which the RTY is based. FTSE Russell’s only relationship to TD is the licensing of certain trademarks and trade names of FTSE Russell and of the RTY, which is determined, composed and calculated by FTSE Russell without regard to TD or the Securities. FTSE Russell is not responsible for and has not reviewed the Securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the RTY. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the Securities.
“Russell 2000®” and “Russell 3000®” are registered trademarks of FTSE Russell in the U.S. and other countries.

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Historical Information
The graph below illustrates the performance of the Reference Asset from January 1, 2016 through July 28, 2021.
We obtained the information regarding the historical performance of the Reference Asset in the graph below from Bloomberg. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. The historical performance of the Reference Asset should not be taken as an indication of its future performance, and no assurance can be given as to the Closing Level of the Reference Asset on any day during the term of the Securities. We cannot give you any assurance that the performance of the Reference Asset will result in any positive return on your initial investment.

Russell 2000® Index (RTY)

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Material U.S. Federal Income Tax Consequences
The U.S. federal income tax consequences of your investment in the Securities are uncertain. No statutory, regulatory, judicial or administrative authority directly discusses the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion under “Material U.S. Federal Income Tax Consequences” in the product prospectus supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.
Tax Treatment to U.S. Holders. By purchasing the Securities, you agree with TD, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the Securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes with respect to the Reference Asset. If your Securities are so treated and you are a U.S. holder, as defined in the product prospectus supplement, you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). However, it is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity or automatic call of your Securities is determined, even though you will not receive any amounts from the issuer in respect of your Securities ending prior to the maturity or automatic call of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity or automatic call of your Securities, and such holding period may be less than one year even if you receive cash upon the maturity or automatic call of your Securities at a time that is more than one year after the beginning of your holding period. The deductibility of capital losses may be subject to limitations.
Based on certain factual representations received from us, our special U.S. tax counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Treatment — Alternative Treatments” in the product prospectus supplement.
Except to the extent otherwise required by law, TD intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” of the product prospectus supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. You are urged to consult your tax advisor concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain recognized with respect to the Securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. You should consult your tax advisor as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Securities if they do not hold their Securities in an account maintained by a financial institution and the aggregate value of their Securities and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Securities and fails to do so.
Non-U.S. Holders. If you are a non-U.S. holder, as defined in the product prospectus supplement, subject to Section 871(m) of the Code, Section 897 of the Code and FATCA, as discussed below, you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, as discussed below, gain recognized on the taxable disposition of the Securities

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generally should not be subject to U.S. federal income tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any Reference Asset Constituent Issuer would be treated as a “United States real property holding corporation” (a “USRPHC”), within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”), as defined in Section 897 of the Code. If any such entity or the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of a Security to U.S. federal income tax on a net basis and the gross proceeds from such a taxable disposition could be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any Reference Asset Constituent Issuer as a USRPHC and the Securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.
Based on the terms of the Securities and our review of certain facts concerning the foregoing, our special U.S. tax counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our special U.S. tax counsel’s opinion is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the Pricing Date of the Securities. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after issuance, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the Reference Asset, any Reference Asset Constituent Issuer or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the Reference Asset, any Reference Asset Constituent or the Securities. If you enter, or have entered, into other transactions in respect of the Reference Asset, any Reference Asset Constituent or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical income, and the gross proceeds from a disposition of property of a type that can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition (because proposed Treasury regulations, which may be currently relied upon, would eliminate FATCA withholding on gross proceeds), and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.

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Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is impossible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to an investment in the Securities, as well as any tax consequences of the beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD).

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Supplemental Plan of Distribution (Conflicts of Interest) - Selling Restrictions
We have appointed TDS, an affiliate of TD, and Wells Fargo Securities, as the Agents for the sale of the Securities. Pursuant to the terms of a distribution agreement, the Agents will purchase the Securities from TD at the public offering price less the underwriting discount set forth on the cover page of this pricing supplement for distribution to other registered broker-dealers, including WFA, or will offer the Securities directly to investors. The Agents may resell the Securities to other registered broker-dealers at the public offering price less a concession not in excess of $17.50 (1.75%) per $1,000 Principal Amount of the Securities In addition to the concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per $1,000 Principal Amount of the Securities of the underwriting discount to WFA as a distribution expense fee for each Security sold by WFA. The Agents or other registered broker-dealers will offer the Securities at the public offering price set forth on the cover page of this pricing supplement. Certain dealers who purchase the Securities for sale to certain fee-based advisory accounts may forgo some or all of their selling concessions, fees or commissions. The public offering price for investors purchasing the Securities in these accounts may be as low as $971.75 (97.175%) per $1,000 Principal Amount of the Securities. TD will reimburse TDS for certain expenses in connection with its role in the offer and sale of the Securities, and TD will pay TDS a fee in connection with its role in the offer and sale of the Securities.
In addition, in respect of certain Securities sold in this offering, we may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
Conflicts of Interest. TDS is an affiliate of TD and, as such, has a ‘‘conflict of interest’’ in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the Securities will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliated agent of ours is permitted to sell the Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
We, TDS, another of our affiliates or third parties may use this pricing supplement in the initial sale of the Securities. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the Securities after their initial sale. If a purchaser buys the Securities from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.
Selling Restrictions

Argentina. The Toronto-Dominion Bank U.S. Medium-Term Notes program and the related offer of securities and the sale of securities under the terms and conditions provided herein does not constitute a public offering in Argentina. Consequently, no public offering approval has been requested or granted by the Comisión Nacional de Valores, nor has any listing authorization of the securities been requested on any stock market in Argentina.

Brazil. The securities may not be offered or sold to the public in Brazil. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus have not been submitted to the Comissão de Valores Mobiliáros for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Chile. The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement and prospectus, may be made in or from Chile except in circumstances that will result in compliance with any applicable Chilean laws and regulations.

China. This document does not constitute an offer to sell or the solicitation of an offer to buy any securities in the People’s Republic of China (excluding Hong Kong, Macau and Taiwan, the “PRC”) to any person to whom it is unlawful to make the offer or solicitation in the PRC. TD does not represent that this document may be lawfully distributed, or that any securities may be lawfully offered, in compliance with any applicable registration or other requirements in the PRC, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering. Neither this document nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with any applicable laws and regulations.
Mexico. The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Paraguay. This is a private and personal offering. The securities offered have not been approved by or registered with the National Securities Commission (Comisión Nacional de Valores) and are not part of a public offering as defined by the Paraguayan Securities Law. The information contained herein is for informational and marketing purposes only and should not be taken as an investment advice.

Peru. The securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (SMV) nor the Lima Stock Exchange Registry (RBVL) for their public offering in Peru under the Peruvian Capital Markets Law (Law N°861/ Supreme Decree N°093-2002) and the decrees and regulations thereunder.

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Consequently, the securities may not be offered or sold, directly or indirectly, nor may this pricing supplement, the accompanying supplements or any other offering material relating to the securities be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering without using mass marketing, which is defined as a marketing strategy utilising mass distribution and mass media to offer, negotiate or distribute securities to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.
Taiwan. The securities may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.
Uruguay. The sale of the securities qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The securities must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The securities are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay.”
Prohibition of Sales to EEA and United Kingdom Retail Investors
The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

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Additional Information Regarding the Estimated Value of the Securities
The final terms for the Securities will be determined on the date the Securities are initially priced for sale to the public, which we refer to as the Pricing Date, as indicated under “Summary” herein, based on prevailing market conditions on the Pricing Date, and will be communicated to investors in the final pricing supplement.
The economic terms of the Securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, estimated costs which we may incur in connection with the Securities and an estimate of the difference between the amounts we pay to an affiliate of WFS and the amounts that an affiliate of WFS pays to us in connection with hedging your Securities as described further under “Supplemental Plan of Distribution (Conflicts of Interest) - Selling Restrictions” above. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have an adverse effect on the economic terms of the Securities.
On the cover page of this pricing supplement, we have provided the estimated value range for the Securities. The estimated value range was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the Securities, and our internal funding rate. For more information about the estimated value, see “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the Securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the Securities. For more information see the discussion under “Additional Risk Factors — Risks Relating to Estimated Value and Liquidity — The Estimated Value of Your Securities Is Based on Our Internal Funding Rate.”
Our estimated value on the Pricing Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the Pricing Date, the price at which the Agents may initially buy or sell the Securities in the secondary market, if any, may exceed our estimated value on the Pricing Date for a temporary period expected to be approximately three months after the Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities which we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Issue Date of the Securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Additional Risk Factors” in this pricing supplement.

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